UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      August 8, 2014

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2014, Anixter Inc., Anixter International Inc.'s wholly-owned operating subsidiary (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Tri-NVS Holdings, LLC, a Delaware limited liability company (“Seller”), and Tri-Northern Acquisition Holdings, Inc., a Delaware corporation (the “Target”). Pursuant to the Purchase Agreement, the Company has agreed to purchase all of the issued and outstanding capital stock of the Target from Seller (the “Transaction”), in exchange for the payment of $420 million in cash, subject to working capital and other adjustments as provided in the Purchase Agreement.
The closing of the Transaction, which the Company expects will occur near the end of the third quarter of this year, is subject to various conditions, including regulatory and antitrust approvals, receipt of other third party consents and approvals and other customary closing conditions. The Purchase Agreement includes customary representations, warranties and covenants by the parties. The Target will, and will cause its subsidiaries to, conduct their businesses in the ordinary course of business in accordance with past practice until the closing of the Transaction, subject to certain exceptions. The Company and Seller have agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions. The equityholders of Seller will provide a limited guaranty of certain of Seller’s obligations under the Purchase Agreement, including certain of Seller’s indemnification obligations.
The Purchase Agreement may be terminated by the Company or Seller under certain circumstances specified therein, including (i) mutual written consent, (ii) the uncured, material violation or breach of the other party’s covenants, agreements, representations or warranties contained in the Purchase Agreement, if such violation or breach has prevented or would prevent the satisfaction of a closing condition or (iii) if the Transaction is not consummated by a certain outside date.
The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which Anixter International Inc. intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending October 3, 2014.

Item 8.01	Other Events.

On August 11, 2014, Anixter International Inc. issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued August 11, 2014, announcing the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

August 13, 2014	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued August 11, 2014, announcing the Transaction.